UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported: February 1, 2006)
AMERUS GROUP CO.
(Exact Name of Registrant as Specified in its Charter)

IOWA	001-15166	42-1458424

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

699 WALNUT STREET DES MOINES, IOWA	50309-3948

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (515) 362-3600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION
ITEM 9.01 (d). EXHIBITS
SIGNATURE
EXHIBITS
Press Release
Supplemental Informational

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
Press Release and Supplemental Information
On February 1, 2006, AmerUs Group Co. (“the Company”) issued a press release reporting its financial results for the quarter and year ended December 31, 2005, which the Company is furnishing under this Item 2.02 as Exhibit 99.1, and posted on its website the supplemental information, which the Company is furnishing under this Item 2.02 as Exhibit 99.2.
Fourth Quarter 2005 Earnings Call
On February 2, 2006, the Company reported the following, among other results, during its fourth quarter 2005 earnings call.
The Company reported that its unleveraged internal rate of return on new life business1 was 14 percent for 2005. The unleveraged internal rate of return on new annuity business was 12.3 percent for 2005.1
In addition, the Company expects that its risk based capital level will be 350 percent at year end 2005. 1 The Company also expects statutory net income to be approximately $141 million for 2005.1 Statutory adjusted capital increased from $1.2 billion to approximately $1.3 billion in 2005.1

[1]	Based on statutory financial measures in accordance with insurance regulations applicable to the Company’s insurance subsidiaries.

ITEM 9.01 (d). EXHIBITS.

99.1	Press Release dated February 1, 2006 (furnished pursuant to Item 2.02).

99.2	Supplemental Information (furnished pursuant to Item 2.02).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERUS GROUP CO.
By:	/s/ Melinda Urion
Melinda Urion Executive Vice President, Chief Financial Officer & Treasurer
Dated: February 2, 2006

EXHIBITS

Exhibit No.	Description

99.1	Press Release dated February 1, 2005 (furnished pursuant to Item 2.02).

99.2	Supplemental Information (furnished pursuant to Item 2.02).